Exhibit 99.1

Winc Reports Second Quarter 2022 Financial Results

Strong wholesale growth driven by expanding distribution and velocity gains

LOS ANGELES, CA (August 11, 2022) Winc, Inc. (“Winc” or the “Company”) (NYSE American: WBEV), a differentiated platform for growing alcoholic beverages brands, today announced financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Results Compared to the Second Quarter of 2021

•
Total net revenues remained stable at $17.6 million compared to $17.7 million
•
Wholesale revenues increased 32.3% to $6.3 million
•
DTC revenues declined 11.8% to $11.1 million
•
Net loss was $4.0 million compared to net loss of $3.9 million
•
Adjusted EBITDA* loss of $3.0 million versus a loss of $2.5 million

“The strength of our growth in wholesale during the second quarter continued to reflect solid execution against core strategies for expanding our business and leveraging the power of our unique omni-channel platform. Wholesale revenues increased 32%, driven by volume growth due to a significant expansion in the number of retail accounts*** and higher velocities,” said Geoff McFarlane, Chief Executive Officer. “Our representation in leading national retailers continues to account for the majority of our new distribution and we had further progress with our key accounts - Whole Foods, HEB, and BevMo during the second quarter. We are extremely excited about new placements of our top brands within Raley's, Schnucks, Fresh Market and GoPuff. In DTC, we continue to focus on driving strong customer engagement while optimizing the performance of our marketing spend, as evidenced by the 17% increase in average order value*** during the second quarter despite lower volume.”

Brian Smith, Winc’s President, commented, “We continue to see high demand for our organic portfolio as retail shelf space evolves to meet increasing consumer demand for organic, better for you, and natural wines. As one of the biggest trends in the industry, we believe our diverse portfolio provides a strategic advantage in this category.”

Second Quarter 2022 Results

Net revenues remained stable at $17.6 million in the second quarter of 2022 compared to $17.7 million in the second quarter of 2021. Wholesale net revenues of $6.3 million increased 32.3% compared to the second quarter of 2021 primarily driven by volume, reflecting growth in the number of retail accounts*** and higher velocities. DTC net revenues of $11.1 million were down 11.8% as compared to the same period in 2021, as a 17.0% increase in average order value (AOV)*** was more than offset by lower volume stemming from a decrease in digital marketing spend. Revenue mix continues to shift towards the wholesale channel with the segment accounting for 35.9% of net revenues in the second quarter of 2022, up from 27.1% in the previous year.

Gross profit of $7.7 million in the second quarter of 2022 increased 4.8% as compared to the second quarter of 2021, and gross profit margin increased 200 basis points to 43.5%. In the DTC segment, gross margin was 47.0%, a 710 basis point increase compared to the second quarter of 2021, reflecting a lower mix of first-time orders, which offer significant discounts. Gross margin in the wholesale segment was 38.2%, a 670 basis point decline compared to the same period in 2021, due to a higher mix of imported wines partially offset by lower product costs due to strategic sourcing.

Total operating expenses in the second quarter of 2022 increased $1.4 million, or 13.6%, compared to the same period in 2021, reflecting incremental public company expenses. Marketing expenses decreased by 19.6% to $3.1 million as lower digital advertising expense was partially offset by expenses for events and branding initiatives related to the Summer Water brand. Personnel expenses were $3.8 million as compared to $3.0 million in the same period in 2021, primarily attributable to an increase in stock-based compensation and increased headcount to support operations as a public company. General and administrative expenses of $4.8 million were up 41.9% versus the prior year period, primarily reflecting the impact of increased professional services fees and insurance expenses relating to operations as a public company.

Net loss for the second quarter of 2022 was $4.0 million or $0.32 per share based on 12.5 million weighted average common shares outstanding compared to a net loss of $3.9 million or $2.06 per share in the second quarter of 2021 based on 1.9 million weighted average common shares outstanding.

Adjusted EBITDA* loss increased to $3.0 million in the second quarter of 2022 compared to Adjusted EBITDA* loss of $2.5 million in the second quarter of 2021. Adjusted EBITDA* loss decreased $0.1 million sequentially, versus the first quarter of 2022.

Balance Sheet

As of June 30, 2022, the Company had cash of $4.9 million and $6.5 million of borrowing under its line of credit compared to cash of $4.9 million and no outstanding borrowings at December 31, 2021. The increase in line of credit borrowing is working capital related and as the underlying inventory is sold across the remainder of this year, management expects these levels will come down and associated cash will be generated. Since June 30, 2022, the Company has repaid $1.1 million of the outstanding borrowings under its line of credit, resulting in an outstanding balance of $5.4 million as of the date of this press release. The Company’s line of credit matures on December 31, 2022, and the Company’s borrowing capacity under its line of credit will be incrementally reduced during the periods prior to the maturity date. The Company’s management believes it will continue to require third-party financing to support future operations. However, if the Company is unable to obtain alternative financing, there are no assurances that the Company will be able to repay the line of credit at maturity.

Conference Call and Webcast

The Company will host a conference call and webcast at 11:00 a.m. ET today to discuss second quarter 2022 results. The conference call can be accessed by dialing (877) 704-4453 or for international callers by dialing (201) 389-0920. The live audio webcast can be accessed via the “News & Events” section of the Company’s investor relations website at https://ir.winc.com/ or directly here. An archived replay of the webcast will be available on the Company’s website shortly after the live event has concluded for at least 30 days.

About Winc

Winc is a differentiated platform for growing alcoholic beverages brands, fueled by the joint capabilities of a data-driven brand development strategy paired with a true omni-channel distribution network. Winc's mission is to become the leading brand builder within the alcoholic beverages industry through an omni-channel growth platform.

Winc's common stock trades under the ticker symbol "WBEV" on the NYSE American.

Contact:

Matt Thelen

Chief Strategy Officer and General Counsel

invest@winc.com

424-353-1767

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. All statements contained in this press release other than statements of historical fact, are forward-looking statements, including statements regarding:

•
the Company’s ability to obtain adequate financing and continue as a going concern;
•
the Company’s total addressable market, future results of operations, financial position, research and development costs, capital requirements and needs for additional financing;
•
the Company’s expectations about market trends and its ability to capitalize on these trends;
•
the Company’s business strategy and plans;
•
the impact on the Company’s business, financial condition and results of operation from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide;
•
the Company’s ability to effectively and efficiently develop new brands of wines and introduce products in beverage categories beyond wine;
•
the Company’s ability to efficiently attract and retain consumers;
•
the Company’s ability to increase awareness of its portfolio of brands in order to successfully compete with other companies;
•
the Company’s ability to maintain and improve its technology platform supporting the Winc digital platform;

•
the Company’s ability to maintain and expand its relationships with wholesale distributors and retailers;
•
the Company’s ability to continue to operate in a heavily regulated environment;
•
the Company’s ability to establish and maintain intellectual property protection or avoid claims of infringement; and
•
the Company’s ability to hire and retain qualified personnel.

The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in this press release.

The Company has based the forward-looking statements contained in this press release on the Company’s current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, including those described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022, as may be updated in the Company’s other periodic filings with the SEC. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations. Any forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, restructurings, joint ventures, partnerships or investments the Company may make.

These forward-looking statements are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

_______________________________

* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information and a reconciliation to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

**Each of the Company’s current core brands has individually generated more than $1.0 million in net revenues through the DTC channel and more than $0.5 million through the wholesale channel in the last 12 months, and management believes has the potential to continue to grow sales through the wholesale channel.

***Throughout this press release, the Company provides certain key performance indicators used by management and often used by competitors in the Company’s industry. These and other key performance indicators are discussed in more detail in the section entitled “Supplemental Information” in this press release.

Winc, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash	$4,914	$4,883
Accounts receivable, net of allowance for doubtful accounts and sales returns of $0.2 million and $0.2 million as of June 30, 2022 and December 31, 2021, respectively	4,414	2,575
Inventory	26,443	23,888
Prepaid expenses and other current assets	5,362	6,887
Total current assets	41,133	38,233
Property and equipment, net	570	496
Right of use lease assets	4,401	—
Intangible assets, net	11,443	11,537
Other assets	127	122
Total assets	$57,674	$50,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,568	$4,040
Accrued liabilities	6,332	6,762
Contract liabilities	13,577	12,127
Early exercise stock option liability, current	678	922
Lease liabilities, current	1,378	—
Line of credit	6,500	—
Short-term advances	2,620	—
Total current liabilities	34,653	23,851
Lease liabilities, non-current	3,200	—
Early exercise stock option liability, non-current	524	839
Other liabilities	2,078	2,216
Total liabilities	40,455	26,906
Stockholders’ equity:
Common stock, par value $0.0001 per share; 300,000,000 shares authorized as of June 30, 2022 and December 31, 2021, 13,280,402 and 13,214,612, shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	2
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized as of June 30, 2022 and December 31, 2021, zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Treasury stock (168,750 shares outstanding as of June 30, 2022 and December 31, 2021)	(7)	(7)
Additional paid-in capital	97,169	95,207
Accumulated deficit	(79,944)	(71,720)
Total stockholders’ equity	17,219	23,482
Total liabilities and stockholders’ equity	$57,674	$50,388

Winc, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenues	$17,642	$17,651	$36,099	$35,116
Cost of revenues	9,966	10,327	20,980	19,953
Gross profit	7,676	7,324	15,119	15,163
Operating expenses:
Marketing	3,115	3,874	5,759	7,979
Personnel	3,778	2,971	7,986	5,387
General and administrative	4,847	3,415	9,680	5,567
Production and operation	42	20	192	54
Creative development	29	115	109	156
Total operating expenses	11,811	10,395	23,726	19,143
Loss from operations	(4,135)	(3,071)	(8,607)	(3,980)
Other income (expense)
Interest expense	(123)	(281)	(146)	(421)
Expense from change in fair value of warrant liabilities	—	(872)	—	(893)
Other income, net	279	312	549	608
Gain on debt forgiveness from Paycheck Protection Program note payable	—	—	—	1,364
Total other income (expense), net	156	(841)	403	658
Loss before provision for income taxes	(3,979)	(3,912)	(8,204)	(3,322)
Income tax expense	4	18	20	15
Net loss	$(3,983)	$(3,930)	$(8,224)	$(3,337)
Net loss per common share:
Basic and diluted	$(0.32)	$(2.06)	$(0.66)	$(1.90)
Weighted-average common shares outstanding:
Basic and diluted	12,481,397	1,909,564	12,446,187	1,754,958

Winc, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(8,224)	$(3,337)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	550	294
Amortization of debt issuance costs	35	85
Stock-based compensation	1,444	172
Bad debt expense	(50)	345
Gain on debt forgiveness - Paycheck Protection Program note payable	—	(1,364)
Change in fair value of warrant liabilities	—	893
Other non-cash	(98)	(17)
Change in operating assets and liabilities:
Accounts receivable	(1,789)	(1,135)
Inventory	(2,555)	(8,271)
Prepaid expenses and other current assets	1,525	(1,053)
Other assets	(6)	(486)
Accounts payable	(472)	2,296
Accrued liabilities	(430)	499
Contract liabilities	1,450	1,936
Other liabilities	(26)	(6)
Net cash used in operating activities	(8,646)	(9,149)
Cash flows from investing activities
Cash paid for asset acquisitions	—	(8,758)
Purchases of property and equipment	(265)	(99)
Capitalized software development costs	(174)	(152)
Net cash used in investing activities	(439)	(9,009)
Cash flows from financing activities
Borrowings on line of credit, net	6,500	1,000
Repayments of long-term debt	—	(833)
Proceeds from issuance of preferred stock and warrants, net of issuance costs	—	13,309
Proceeds from exercise of employee stock options	—	70
Taxes paid related to restricted stock unit net share settlement	(4)	—
Advances received under financing arrangements	2,620	—
Net cash provided by financing activities	9,116	13,546
Net increase (decrease) in cash	31	(4,612)
Cash at beginning of period	4,883	7,008
Cash at end of period	$4,914	$2,396

Supplemental disclosure of cash flow information
Interest paid	$91	$131
Taxes paid	$5	$37

Noncash investing and financing activities
Deferred offering costs in accounts payable and accrued liabilities	$—	$314
Accrued preferred stock issuance costs	$—	$83
Vesting of early exercised stock options	$561	$5
Right of use assets recorded upon adoption of ASC 842	$5,197	$—
Employee promissory notes issued for stock option exercises	$—	$3,453
Forgiveness of Paycheck Protection Program	$—	$1,364
Issued shares of redeemable convertible preferred stock in connection with acquisitions	$—	$1,000

Non-GAAP Financial Measures

The Company’s management believes Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts and other interested parties because these measures can assist in providing a more consistent and comparable overview of the Company’s operations across its historical financial periods. In addition, these measures are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Company defines Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, stock-based compensation expense and other items the Company believes are not indicative of its operating performances, such as gain or loss attributable to the change in fair value of warrants. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net revenues. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in the Company’s unaudited condensed consolidated statement of operations that are necessary to run the Company’s business. Some of these limitations include:

•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for the Company’s working capital needs;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures.

Other companies, including other companies in the Company’s industry, may not use such measures or may calculate the measures differently than as presented in this press release, limiting their usefulness as comparative measures.

A reconciliation of net loss to Adjusted EBITDA and net loss margin to Adjusted EBITDA margin is set forth below (dollars in thousands). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(3,983)	$(3,930)	$(8,224)	$(3,337)
Interest expense	123	281	146	421
Income tax expense	4	18	20	15
Depreciation and amortization expense	280	185	550	294
EBITDA	$(3,576)	$(3,446)	$(7,508)	$(2,607)
Stock-based compensation	622	100	1,444	172
Gain on debt forgiveness from Paycheck Protection Program note payable	—	—	—	(1,364)
Change in fair value of warrant liabilities	—	872	—	893
Adjusted EBITDA	$(2,954)	$(2,474)	$(6,064)	$(2,906)
Net loss margin	-22.6%	-22.3%	-22.8%	-9.5%
Adjusted EBITDA margin	-16.7%	-14.0%	-16.8%	-8.3%

Winc, Inc.

Supplemental Information

(Unaudited)

(In thousands, except for average order value and retail accounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	in thousands, except for average order value and retail accounts
DTC
DTC net revenues	$11,097	$12,579	$24,408	$26,852
DTC gross profit	5,212	5,017	10,851	11,496
Average order value	83.55	71.40	78.87	69.20
Wholesale
Wholesale net revenues	$6,337	$4,789	$11,300	$7,624
Wholesale gross profit	2,421	2,148	4,164	3,301
Retail accounts	8,170	7,049	12,990	7,839

Average Order Value

The Company believes the continued growth of its average order value, or AOV, demonstrates both the Company’s increasing value proposition for its consumer base and their increasing affinity for the Company’s premium brands. The Company defines AOV as the sum of DTC net revenues, divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. AOV may fluctuate as the Company expands into and increases its presence in additional product categories.

The Company increased AOV by 17.0%, to $83.55 from $71.40 for the three months ended June 30, 2022 and 2021, respectively, and by 14.0% to $78.87 from $69.20 for the six months ended June 30, 2022 and 2021, respectively, as a result of ongoing initiatives aimed at optimizing customer activity. AOV in the three and six months ended June 30, 2022 was positively impacted by a 40.6% and 28.4% decrease in first-time orders, respectively, which contributed to the increased AOV because first-time orders offer significant discounts.

Retail Accounts

Retail account growth is a key metric for the Company’s continued growth in wholesale as it is a measure of how widely the Company’s products are distributed. The metric represents the number of retail accounts in which the Company sold its products in a given period.

The Company expanded its retail accounts sold by 15.9% from 8,170 from 7,049 for the three months ended June 30, 2022 and 2021, respectively, and by 65.7% to 12,990 from 7,839 for the six months ended June 30, 2022 and 2021, respectively.